UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2008

GLOBAL CASH ACCESS HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3525 East Post Road, Suite 120 Las Vegas, Nevada	89120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 833-7110

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On February 28, 2008, Global Cash Access, Inc. (“GCA”), a Delaware corporation and wholly-owned subsidiary of Global Cash Access Holdings, Inc., entered into a Stock Purchase Agreement (the “Agreement”) with Fidelity National Transaction Services, Inc., a Georgia corporation (“Seller”), and Certegy Gaming Services, Inc., a Minnesota corporation (“CGS”). Seller is the owner of all of the outstanding shares of capital stock of CGS (the “Shares”).

On February 28, 2008, GCA issued a press release announcing the execution of the Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

The Agreement provides the terms and conditions pursuant to which GCA will purchase all of the Shares from Seller for an aggregate purchase price of $25,000,000 in cash, subject to a net working capital adjustment. GCA shall deposit $2,500,000 of such purchase price into an escrow account for two years, all or a portion of which may be returned to GCA in satisfaction of indemnification claims by GCA against Seller. To the extent that no such claims are made at the end of the first year of such two year period, $1,000,000 shall be released from such escrow to Seller. In the event that an indemnification claim is made by GCA prior to the expiration of such two year period that exceeds the amount remaining in such escrow, Seller shall replenish the escrow to the extent of any amount released from escrow at the end of the first year. Any amount remaining in the escrow, other than amounts subject to pending indemnification claims, shall be released to Seller at the end of the two year period.

Further, GCA will reimburse to Seller, in a lump sum cash payment, an amount equal to all of the cash and cash equivalents owned by Seller or CGS located or contained within, in transit to, or held by a third party for placement into, automated teller machines and/or cash cages at CGS’ gaming establishment customers as of the closing of the transaction (collectively, the “Customer Premises Cash”). The total amount of cash paid to Seller upon the closing of the transaction, including the purchase price, as adjusted, and the Customer Premises Cash, will not exceed $100,000,000.

The Agreement contains customary representations and warranties of the parties, some of which have been qualified by disclosure schedules and some of which are subject to the materiality standards set forth in the Agreement. Seller’s representations and warranties were made only as of the date of the Agreement or such earlier date as specified in the Agreement, and need not remain accurate through the closing date. Generally, Seller’s representations and warranties shall generally survive for a period of two years following the closing date; certain customary representations and warranties of Seller shall survive for longer periods.

The Agreement also contains customary and other covenants of the parties, which include (i) Seller’s obligation to cause CGS and its subsidiaries to conduct their businesses in the ordinary course consistent with past practice and to use their commercially reasonable best efforts to reduce the Customer Premises Cash, together with cash included in working capital, to an amount less than $75,000,000 as of the closing date, (ii) CGS’ obligation to give GCA access to the properties, books, contracts, employees and records of CGS and its subsidiaries and GCA’s obligation to keep confidential certain information of CGS and its subsidiaries until the closing of the transaction, (iii) GCA’s agreement that the right of present and former directors and officers of CGS and its subsidiaries to indemnification for acts or omissions occurring prior to the closing of the transaction will survive for three years after the closing of the transaction, and (iv) the parties’ obligation to facilitate the transfer of certain employees to GCA and to use their commercially reasonably best efforts to obtain all requisite approvals, from gaming regulators and otherwise, and to consummate the transaction.

The Agreement includes reciprocal indemnification obligations of GCA and Seller for breach of representations, warranties and covenants contained in the Agreement. The Agreement also includes indemnification obligations of GCA and Seller for certain specifically enumerated matters.

Seller will be required to indemnify GCA and its related parties only if indemnifiable damages exceed a threshold of $100,000 and only up to a limitation of $2,500,000 in the aggregate. Notwithstanding the foregoing, Seller will be required to indemnify GCA and its related parties for damages, without giving effect to the $100,000 threshold, incurred as a result of (i) Seller’s breach of certain fundamental representations related to, among other things, the power and authority of Seller and CGS to enter into the Agreement and the capitalization of CGS and its subsidiaries, (ii) certain specifically enumerated liabilities and indemnification claims, (iii) Seller’s fraud or misconduct, (iv) Seller’s failure to release CGS and its subsidiaries from all guarantees, indemnification and similar commitments with respect to obligations or liabilities of Seller or its affiliates (the “Release”), (v) breach or violation of certain covenants, agreements and obligations of Seller during the period between the execution of the Agreement and the closing of the transaction, (vi) any difference in the actual versus estimated net working capital of CGS and its subsidiaries, (vii) any difference in the actual versus estimated Customer Premises Cash, and (viii) Seller’s breach of certain tax representations, warranties and covenants.

GCA and its related parties will be limited to recovery for indemnifiable damages in an amount of $2,500,000 in the aggregate, except for indemnifiable damages incurred as a result of the matters described in clauses (i)-(viii) of the preceding paragraph. GCA and its related parties will be limited to recovery for damages only from the escrow account, except for damages incurred as a result of the matters described in clauses (i)-(iii) and clauses (v)-(viii) of the preceding paragraph.

GCA and Seller may terminate the Agreement at any time prior to the consummation of the transaction by mutual written consent or by either party providing the other party with written notice at any time after May 1, 2008 or if a government order prohibits the consummation of the transaction. Further, each of GCA and Seller may terminate the Agreement upon the other party’s, and in the case of GCA, CGS’, uncured material breach of the Agreement.

The consummation of the transaction is subject to certain closing conditions related to, among other things, the accuracy of the parties’ representations and warranties, which, in the case of Seller, were made only as of the date of the Agreement or such earlier date as specified in the Agreement and need not remain accurate through the closing date; the performance of covenants; the execution and delivery of ancillary agreements, including the escrow agreement; and the termination of certain specified contracts. GCA’s obligation to consummate the transaction is further subject to a condition that the total amount of cash paid to Seller at the closing of the transaction will not exceed $100,000,000 and a condition that Seller effectuate the Release. The parties expect to consummate the transaction in late March or early April 2008.

Item 9.01.   Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Document

99.1	Press Release announcing the execution of the Stock Purchase Agreement with Fidelity National Transaction Services, Inc. and Certegy Gaming Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL CASH ACCESS HOLDINGS, INC.
Date: March 3, 2008	By:	/s/ Scott Betts

Scott Betts
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document

99.1	Press Release announcing the execution of the Stock Purchase Agreement with Fidelity National Transaction Services, Inc. and Certegy Gaming Services, Inc.